EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 13, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (May 2007 – Apr 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.4%	0.1%	-1.3%	-16.5%	-4.5%	2.5%	4.8%	2.5%	12.0%	-18.7%	0.3	0.3
B**	0.4%	0.1%	-1.5%	-17.1%	-5.1%	1.7%	N/A	1.7%	12.0%	-20.4%	0.2	0.2
Legacy 1***	0.5%	0.2%	-0.6%	-14.6%	-2.7%	N/A	N/A	-3.1%	10.5%	-14.8%	-0.3	-0.4
Legacy 2***	0.5%	0.2%	-0.7%	-15.0%	-3.0%	N/A	N/A	-3.5%	10.5%	-15.2%	-0.3	-0.4
Global 1***	0.5%	0.2%	-0.5%	-13.5%	-4.4%	N/A	N/A	-4.4%	9.9%	-14.6%	-0.4	-0.6
Global 2***	0.5%	0.2%	-0.5%	-13.8%	-4.7%	N/A	N/A	-4.7%	9.8%	-15.4%	-0.4	-0.6
Global 3***	0.4%	0.1%	-1.0%	-15.2%	-6.5%	N/A	N/A	-6.5%	9.8%	-19.7%	-0.6	-0.8

S&P 500 Total Return Index****	-2.0%	-2.6%	9.6%	2.6%	18.7%	0.6%	4.5%	0.6%	19.0%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	1.0%	3.3%	-2.5%	24.8%	10.3%	9.9%	8.4%	9.9%	12.8%	-12.3%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	27%					27%
Energy	11%	Long	Brent Crude Oil	3.0%	Long	11%	Long	Brent Crude Oil	2.9%	Long
			Gasoline Blendstock	2.6%	Long			Gasoline Blendstock	2.4%	Long
Grains/Foods	11%	Short	Soybeans	1.9%	Long	10%	Short	Soybeans	1.8%	Long
			Soybean Meal	1.1%	Long			Coffee	1.1%	Short
Metals	5%	Short	Aluminum	1.3%	Short	6%	Short	Aluminum	1.3%	Short
			Nickel	0.9%	Short			Nickel	0.9%	Short
FINANCIALS	73%					73%
Currencies	23%	Long $	Euro	3.7%	Short	23%	Long $	Euro	3.7%	Short
			Australian Dollar	2.2%	Long			Australian Dollar	2.2%	Long
Equities	10%	Long	S&P 500	2.3%	Long	10%	Long	S&P 500	2.5%	Long
			Nasdaq	1.7%	Long			Nasdaq	1.7%	Long
Fixed Income	40%	Long	Bunds	8.8%	Long	40%	Long	Bunds	8.6%	Long
			U.S. 10-Year Treasury Notes	7.7%	Long			U.S. 10-Year Treasury Notes	7.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices fell to a 10-year low due to steadily rising inventories and depressed demand caused by temperate climates in the U.S.  Crude oil markets also declined following weak Chinese growth data and uncertainty surrounding upcoming talks between Iran and the West.

Grains/Foods
Wheat and corn prices moved lower after reports from the U.S. Department of Agriculture showed inventories experienced a larger-than-expected increase.  Soybean markets rallied because of continued droughts in key Brazilian farm regions.  Sugar prices declined because of U.S. dollar strength and positive export data from India.

Metals
Gold prices jumped 2% as investors established dollar-hedging positions in response to comments from Federal Reserve Officials about the potential for further monetary easing in the U.S.  Copper markets underwent their largest weekly decline in 2012 following data from China which showed weak economic growth; China is  the world’s largest copper consumer.

Currencies
The Japanese yen strengthened against counterparts after the Bank of Japan decided to keep overnight borrowing rates unchanged.  Elevated demand for safe-haven currencies stemmed from rising borrowing costs in Spain and Italy and also played a role in driving the yen higher.  The Australian dollar rallied higher, driven by a bullish employment report and speculation the Reserve Bank of Australia would not change interest rates.

Equities
Global equity markets predominantly fell as rising Spanish and Italian bond yields prompted concerns the Eurozone debt situation may be worsening.  Comments from U.S. Federal Reserve officials which suggested the U.S. economy might face further difficulty also added to stock market declines.  In Asia, the Hong Kong Hang Seng Index rose after data showed increased lending in China, which outweighed concerns of slowing Chinese economic growth.

Fixed Income
U.S. Treasury markets rallied as investors resumed safe-haven buying amidst Eurozone debt concerns and equity market declines.  Strong demand during a recent 30-Year Treasury Bond auction also supported prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.